EXHIBIT 32
Section 1350 Certifications
I, Richard G. Thornberry, Chief Executive Officer of Radian Group Inc., and I, Robert J. Quigley, Executive Vice President, Controller and Chief Accounting Officer of Radian Group Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Radian Group Inc.

Date: February 24, 2023	/s/ RICHARD G. THORNBERRY
Richard G. Thornberry Chief Executive Officer

Date: February 24, 2023	/s/ ROBERT J. QUIGLEY
Robert J. Quigley Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)